Finisar Corporation Announces Third Quarter Financial Results

SUNNYVALE, CA -- (Marketwire - March 03, 2010) - Finisar Corporation (NASDAQ: FNSR), a technology leader in fiber optic solutions for high-speed networks, today announced financial results for its third fiscal quarter ended January 31, 2010.

    FINISAR FINANCIAL HIGHLIGHTS - THIRD QUARTER ENDED JAN. 31, 2010

                                       Third        Third       Second
                                      Quarter      Quarter      Quarter
GAAP Results                           Ended        Ended        Ended
                                      Jan. 31,      Feb. 1,      Nov. 1,
                                        2010         2009         2009
                                     -----------  ----------   ----------
                                   (in thousands, except per share amounts)
                                     -----------  ----------   ----------
Continuing operations
Total optics revenues                $   166,935  $  126,081   $   145,730
Gross margin                                31.0%       27.6%         27.3%
Before impairment-restructuring-
 retirement:
   Operating expenses                $    42,569  $   84,510   $    37,583
   Operating income (loss)           $     9,126  $  (49,673)  $     2,210
   Operating margin (deficit)                5.5%      (39.4)%         1.5%
Impairment-restructuring             $        --  $  (46,534)  $    (6,173)
Gain (loss) on retirement of notes   $        28  $    3,295   $   (25,067)
Income (loss)                        $     5,616  $  (49,295)  $   (31,417)
Income (loss) per share-basic        $      0.09  $    (0.83)  $     (0.49)
Income (loss) per share-diluted      $      0.08  $    (0.83)  $     (0.49)
Basic shares                              65,113      59,350        64,198
Diluted shares                            66,719      59,350        64,198

Discontinued operations
Loss                                 $      (131) $      (87)  $       (67)
Income (loss) per share-basic        $      0.00  $     0.00   $      0.00
Income (loss) per share-diluted      $      0.00  $     0.00   $      0.00
Basic shares                              65,113      59,350        64,198
Diluted shares                            66,719      59,350        64,198

                                       Third        Third       Second
                                      Quarter      Quarter      Quarter
Non-GAAP Results (a)                   Ended        Ended        Ended
                                      Jan. 31,      Feb. 1,      Nov. 1,
                                        2010         2009         2009
                                     -----------  -----------  ----------
                                   (in thousands, except per share amounts)
                                     -----------  -----------  ----------
Continuing operations
Total optics revenues                $   166,935  $   126,081  $   145,730
Gross margin                                32.2%        28.7%        29.6%
   Operating expenses                $    39,664  $    33,822  $    34,201
   Operating income                  $    14,172  $     2,417  $     8,912
   Operating margin                          8.5%         1.9%         6.1%
Income                               $    11,468  $     1,615  $     7,544
Income per share-basic               $      0.18  $      0.03  $      0.12
Income per share-diluted             $      0.17  $      0.03  $      0.11
Basic shares                              65,113       59,350       64,198
Diluted shares                            76,082       59,796       65,655

Discontinued operations
Income (loss)                        $        34  $       659  $       (67)
Income (loss) per share-basic and
 diluted                             $      0.00  $      0.01  $      0.00

Basic shares                              65,113       59,350       64,198
Diluted shares                            76,082       59,796       65,655

    (a) In evaluating the operating performance of Finisar's business,
        Finisar management utilizes financial measures that exclude certain charges and credits required by U.S. generally accepted accounting principles, or GAAP, that are considered by
        management to be outside Finisar's core operating results.  A reconciliation of Finisar's non-GAAP financial measures to the most directly comparable GAAP measures, as well as additional related information can be found under the heading "Finisar
        Non-GAAP Financial Measures" below.

Highlights for the third quarter under GAAP include the following:

-- Total revenues from continuing operations increased to $166.9 million, up $21.2 million, or 14.6%, from $145.7 million in the preceding quarter and $40.8 million, or 32.4%, from $126.1 million in the third quarter of the prior year; the last three quarters have seen revenues increase sequentially by 19.8%, 13.2% and 14.6%, respectively;

-- Of the $21.2 million increase in revenues from the preceding quarter, the sale of  products for applications greater than 10 Gbps increased
   $12.1 million, the sale of products applications less than 10 Gbps applications increased $4.5 million and the sale of ROADM products increased $3.7 million;

-- Of the $40.8 million increase in revenues from the third quarter of the prior year, the sale of products for applications greater than 10
   Gbps increased $18.3 million, the sale of ROADM products increased
   $12.9 million, and the sale of products for applications less than 10
   Gbps increased $7.2 million;

-- Gross margin from continuing operations increased to 31.0% from 27.3%
   in the preceding quarter and 27.6% in the third quarter of the prior year;

-- Operating income from continuing operations increased to $9.1 million, or 5.5% of revenues, compared to $2.2 million, or 1.5% of revenues, in the preceding quarter (before a charge for restructuring) and an operating loss of $3.1 million, or (2.5)% of revenues, in the third quarter of the prior year;

-- Net income from continuing operations was $5.6 million, or $0.08 per diluted share, compared to a loss of $31.4 million, or $(0.49) per share, in the preceding quarter and a loss of $49.3 million, or $(0.83)
   per share, in the third quarter of the prior year, which included a
   $46.5 million charge for the impairment of goodwill;

-- Cash and short-term investments, plus other long-term investments that can be readily converted into cash, totaled $79.0 million at the end of the third quarter compared to $80.7 million at the end of the preceding quarter, reflecting net proceeds of $4.5 million from a loan tied to certain foreign operations and $10.0 million in borrowings under a secured credit line with Wells Fargo Foothill, LLC, which helped to fund the retirement of $5.5 million aggregate principal amount of 2.5% convertible notes and the early retirement of an equipment lease totaling approximately $2.6 million.  Excluding the impact of these financing transactions, the Company's cash position decreased by approximately $8.7 million due primarily to the growth in working capital such as accounts receivable and inventory, which
   increased by approximately $30.0 million in the quarter.   Finisar has
   classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required; and

-- Under Finisar's $70.0 million secured credit facility with Wells Fargo
   Foothill, LLC, $54.9 million was available to borrow at the end of the third quarter.

-- In addition to reporting financial results in accordance with U.S.
   generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding its operating performance on a non-GAAP basis.  Finisar believes this supplemental information provides investors and management with additional insight into its underlying core operating performance by excluding a number of non-cash and cash charges as well as infrequently occurring gains or losses principally related to acquisitions, the sale of minority investments, restructuring or other transition activities, impairments and financing transactions.  For the third quarter of fiscal 2010, these excluded items related to continuing operations totaled $5.9 million of which
   $3.5 million is non-cash stock-based compensation expense; $1.6 million is a non-cash amortization charge related to acquired developed technology and purchased intangibles arising from previous acquisitions; $441,000 is a non-cash charge related to foreign currency translation; and $383,000 is a non-cash charge for imputed interest expense on the Company's debt obligations.  Other items are as described in Finisar Non-GAAP Financial Measures below.

Excluding these items:

-- Non-GAAP gross margin from continuing operations was 32.2% in the third quarter compared to 29.6% in the preceding quarter and 28.7% in the third quarter of the prior year reflecting the cost benefit of spreading fixed manufacturing costs over a larger number of units and a more favorable product mix;

-- Non-GAAP operating expenses for continuing operations were $39.7 million in the third quarter, an increase of $5.5 million from the preceding quarter and $5.8 million from the third quarter of the prior year. The increase in the current quarter reflects in part the restoration of salary cuts taken during the previous year as well as variable compensation associated with the company's improved performance. Approximately $2 million of the increase from the preceding quarter was for items other than those related to compensation;

-- Non-GAAP operating income from continuing operations was $14.1 million, or 8.5% of revenues, in the third quarter, up $5.3 million from $8.9 million, or 6.1% of revenues, in the preceding quarter, and $11.8 million from $2.4 million, or 1.9% of revenues, in the third quarter of the prior year;

-- Non-GAAP net income from continuing operations was $11.5 million, or
   $0.17 per diluted share, compared to net income of $7.5 million, or
   $0.11 per diluted share, in the preceding quarter and net income of
   $1.6 million, or $0.03 per basic and diluted share, in the third quarter of the prior year; and

-- Non-GAAP EBITDA from continuing operations rose to $21.6 million in the third quarter compared to $16.0 million in the preceding quarter and
   $10.4 million in the third quarter of the prior year.

COMMENTARY

"This marks our third consecutive quarter of growth in revenues at double digit rates," said Jerry Rawls, Finisar's executive Chairman of the Board. "This is a result of a winning product portfolio and strong customer support as we worked to meet a surge in product demand. A robust order trend and healthy backlog have continued into our fourth fiscal quarter which should enable us to make a strong finish to this fiscal year."

"I am delighted with our progress in manufacturing operations and the improvements we were able to achieve in manufacturing yields," said Eitan Gertel, Finisar's Chief Executive Officer. "Our ongoing efforts to reduce product costs and transition production to our off-shore locations during the fourth fiscal quarter should position us well for realizing our previous target of 10% operating margin on a non-GAAP basis in the near future."

OUTLOOK

The Company indicated that it currently expects that revenues for its fourth fiscal quarter ending April 30, 2010 will likely range from $175 to $185 million. On a GAAP basis, gross margin is expected to be approximately the same as the third quarter with operating margin in the range of 4.5% to 6%. Additional non-cash and infrequently occurring charges excluded in calculating non-GAAP operating income are expected to total approximately $6 to $8 million. As a result, on a non-GAAP basis, gross margin is also expected to be approximately the same as the third quarter with non-GAAP operating margin in the range of 8.5% to 10%.

ORGANIZATION CHANGE

It was announced today that Steve Workman, Finisar's Chief Financial Officer, will assume the role of Sr. Vice President of Corporate Development and Investor Relations. Steve has served as Finisar's CFO since joining the company in 1999 prior to its initial public offering. Kurt Adzema, who has served as Finisar's Vice President of Strategy & Corporate Development since joining the Company in 2005, will become Finisar's CFO. The change is expected to be effective upon the filing of the Company's Form 10-Q for the quarter ending January 31, 2010.

"During Steve's tenure our optic revenues have grown more than 30X and he has successfully guided us through two financial crises," said Jerry Rawls, Finisar's executive Chairman of the Board. "We felt that this redefinition of roles will help in managing the next phase of growth here at Finisar and that now was an optimal time for this transition with the former-Optium business largely integrated with the rest of Finisar. Steve helped coordinate our corporate development efforts in the early days including Infineon and Honeywell. Since joining in 2005, Kurt has led our corporate development initiatives including the merger with Optium and the divestiture of the Network Tools division. The experience he gained though his current role and his strong finance background will serve him well in his new role. And with Steve's continued role at Finisar, I think this will be a smooth transition as we seek to capitalize on the talents of both of these individuals."

CONFERENCE CALL

Finisar will discuss its financial results for the third quarter and its current business outlook during its regular quarterly conference call scheduled for today, March 3, 2010, at 2:00 p.m. PST/5:00 EST. To listen to the call you may connect through the Finisar investor relations page at http://investor.finisar.com or dial 866-393-6455 (domestic) or 706-643-4465 (international) and enter conference ID 55256537.

A replay of the webcast will be available shortly after the conclusion of the call on the Company's website until the next regularly scheduled earnings conference call.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those projected. Examples of such risks include those associated with: the uncertainty of customer demand for Finisar's products; the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's annual report on Form 10-K (filed July 9, 2009) and quarterly SEC filings.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic subsystems and network test systems that enable high-speed voice, video and data communications for networking, storage, wireless, and cable TV applications. For more than 20 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage. Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.

FINISAR FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                            Finisar Corporation
                  Consolidated Statements of Operations

                                                               Three Months
                     Three Months Ended     Nine Months Ended     Ended
                     -------------------  --------------------  ----------
                     January   February   January    February    November
                     31, 2010   1, 2009   31, 2010    1, 2009     1, 2009
                     --------  ---------  --------  ----------  ----------
                                          (Unaudited)
                             (in thousands, except per share data)
 Revenues            $166,935  $ 126,081  $441,390  $  389,601  $  145,730
 Cost of revenues     114,048     89,789   316,923     270,460     104,745
 Amortization of
  acquired developed
  technology            1,192      1,455     3,577       3,558       1,192
                     --------  ---------  --------  ----------  ----------
 Gross profit          51,695     34,837   120,890     115,583      39,793
 Gross margin            31.0%      27.6%     27.4%       29.7%       27.3%
 Operating expenses:
     Research and
      development      24,892     21,181    67,514      60,368      21,575
     Sales and
      marketing         7,922      7,043    22,054      21,822       7,313
     General and
      administrative    9,329      9,050    27,127      28,099       8,177
     Acquired
      in-process
      research and
      development           -          -         -      10,500           -
     Amortization of
      purchased
      intangibles         426        702     1,645       1,445         518
     Impairment of
      goodwill and
      intangible
      assets                -     46,534         -     225,302           -
     Restructuring
      costs                 -          -     4,173           -       4,173
                     --------  ---------  --------  ----------  ----------
      Total operating
       expenses        42,569     84,510   122,513     347,536      41,756
                     --------  ---------  --------  ----------  ----------
 Income (loss) from
  operations            9,126    (49,673)   (1,623)   (231,953)     (1,963)
 Interest income           85        119       104       1,744           9
 Interest expense      (2,241)    (2,724)   (6,842)    (12,080)     (2,167)
 Gain (loss) on
  repayment/purchase
  of convertible notes     28      3,295   (25,039)      3,064     (25,067)
 Other income
  (expense), net         (961)      (744)   (2,899)     (3,692)     (2,191)
                     --------  ---------  --------  ----------  ----------
 Income (loss) from
  continuing
  operations before
  income taxes          6,037    (49,727)  (36,299)   (242,917)    (31,379)
 Provision for
  (benefit from)
  income taxes            421       (432)      618      (7,429)         38
                     --------  ---------  --------  ----------  ----------
Income (loss) from
 continuing
 operations             5,616    (49,295)  (36,917)   (235,488)    (31,417)
Income (loss) from
 discontinued
 operations, net of
 taxes                   (131)       (87)   36,881         903         (67)
                     --------  ---------  --------  ----------  ----------
Net income (loss)    $  5,485  $ (49,382) $    (36) $ (234,585) $  (31,484)
                     ========  =========  ========  ==========  ==========

Income (loss) per
 share from
 continuing
 operations - basic  $   0.09  $   (0.83) $  (0.58) $    (4.20) $    (0.49)
Income (loss) per
 share from
 continuing
 operations -
 diluted             $   0.08  $   (0.83) $  (0.58) $    (4.20) $    (0.49)

Income (loss) per
 share from
 discontinued
 operations - basic  $  (0.00) $   (0.00) $   0.58  $     0.02  $    (0.00)
Income (loss) per
 share from
 discontinued
 operations -
 diluted             $  (0.00) $   (0.00) $   0.58  $     0.02  $    (0.00)

Shares used in
 computing net loss
 per share from
 continuing
 operations - basic    65,113     59,350    63,131      56,039      64,198

Shares used in
 computing net loss
 per share from
 continuing
 operations -
 diluted               66,719     59,350    63,131      56,039      64,198

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations - basic    65,113     59,350    63,131      56,039      64,198

Shares used in
 computing net
 income (loss) per
 share from
 discontinued
 operations -
 diluted               66,719     59,350    63,131      56,039      64,198

                            Finisar Corporation
                        Consolidated Balance Sheets
                              (In thousands)

                              January    November   August 2,   April 30,
                             31, 2010     1, 2009      2009        2009
                            ----------  ----------  ----------  ----------
                            (unaudited) (unaudited) (unaudited)
           ASSETS
Current assets:
    Cash and cash
     equivalents            $   78,914  $   80,595  $   60,327  $   37,129
    Short-term available-
     for-sale investments           67          79          92          92
    Accounts receivable,
     net                       116,399      95,924      99,466      81,820
    Accounts receivable,
     other                       8,456       9,747       8,512      10,033
    Inventories                122,680     113,133     108,686     107,764
    Prepaid expenses             7,024       6,738       5,568       6,795
    Current assets
     associated with
     discontinued operations         -           -           -       4,863
                            ----------  ----------  ----------  ----------
        Total current assets   333,540     306,216     282,651     248,496
Property, plant and
 improvements, net              83,926      81,077      79,492      81,606
Purchased technology, net       12,882      14,074      15,267      16,459
Other intangible assets, net    12,115      12,559      13,102      13,427
Minority investments            12,289      12,289      14,289      14,289
Other assets                     5,961       6,183       2,427       2,584
Non-current assets
 associated with
 discontinued operations             -           -           -       3,527
                            ----------  ----------  ----------  ----------
        Total assets        $  460,713  $  432,398  $  407,228  $  380,388
                            ==========  ==========  ==========  ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable        $   65,124  $   54,915  $   52,264  $   48,421
    Accrued compensation        12,698      10,885       9,048      11,428
    Other accrued
     liabilities                21,059      25,403      25,102      30,513
    Deferred revenue             5,516       2,079       2,073       1,703
    Current portion of
     Convertible notes          28,480      33,334           -           -
    Current portion of
     long-term debt              4,000       6,241       6,173       6,107
    Short-term debt             14,500           -           -           -
    Non-cancelable purchase
     obligations                   521         596         657       2,965
    Current liabilities
     associated with
     discontinued operations         -           -           -       3,160
                            ----------  ----------  ----------  ----------
        Total current
         liabilities           151,898     133,453      95,317     104,297
Long-term liabilities:
    Convertible notes          100,000     100,000     135,490     134,255
    Long-term debt              10,750      12,151      13,737      15,305
    Other long-term
     liabilities                 6,008       5,832       2,352       2,511
    Deferred income taxes        1,136       1,136         973       1,149
    Non-current liabilities
     associated with
     discontinued operations         -           -           -         650
                            ----------  ----------  ----------  ----------
        Total long-term
         liabilities           117,894     119,119     152,552     153,870
Stockholders' equity:
    Common stock                    65          65          61          60
    Additional paid-in
     capital                 1,892,186   1,887,167   1,838,508   1,831,224
    Accumulated other
     comprehensive income       10,431       9,840       6,552       2,662
    Accumulated deficit     (1,711,761) (1,717,246) (1,685,762) (1,711,725)
                            ----------  ----------  ----------  ----------
        Total stockholders'
         equity                190,921     179,826     159,359     122,221
                            ----------  ----------  ----------  ----------
Total liabilities and
 stockholders' equity       $  460,713  $  432,398  $  407,228  $  380,388
                            ==========  ==========  ==========  ==========

FINISAR NON-GAAP FINANCIAL MEASURES

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles, or GAAP, Finisar provides supplemental information regarding the Company's operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or which occur relatively infrequently and which management considers to be outside our core operating results. Some of these non-GAAP measures also exclude the ongoing impact of historical business decisions made in different business and economic environments. Management believes that tracking non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share provides management and the investment community with valuable insight into our current operations, our ability to generate cash and the underlying business trends which are affecting our performance. These non-GAAP measures are used by both management and our Board of Directors, along with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude non-recurring and infrequently incurred cash charges as a means of more accurately predicting our liquidity requirements. We believe that these non-GAAP measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.

In calculating non-GAAP gross profit, we have excluded the following items from cost of revenues in applicable periods:

-- Changes in excess and obsolete inventory reserve (predominantly non-cash charges or non-cash benefits);
-- Amortization of acquired technology (non-cash charges related to technology obtained in acquisitions);
-- Duplicate facility costs during facility move (non-recurring charges);
-- Stock-based compensation expense (non-cash charges);
-- Purchase accounting adjustment for sale of acquired inventory
   (non-cash and non-recurring charges); and
-- Reduction in force costs (non-recurring charges).

In calculating non-GAAP operating income, we have excluded the same items to the extent they are classified as operating expenses, and have also excluded the following items in applicable periods:

-- Options investigation costs included in general and administrative expense (non-recurring cash charges related to the special investigation into our historical stock option granting practices)
   and the cost of covering employee and employer tax liabilities
   (non-recurring cash charges) arising from that investigation recorded in each line of the income statement;
-- Disposal of a product line (non-recurring charges);
-- Gain or loss on settlement of lawsuits (non-recurring charges);
-- Acquired in-process research and development expense (non-recurring and non-cash charges);
-- Amortization of purchased intangibles (non-cash charges related to prior acquisitions);
-- Restructuring charges associated with the abandonment of certain facilities (non-recurring charges); and
-- Impairment charges associated with intangible assets (non-cash and non-recurring charges).

In calculating non-GAAP net income from continuing operations and non-GAAP net income from continuing operations per share, we have also excluded the following items in applicable periods:

-- Amortization of discount on convertible debt and imputed interest expense (non-cash charges);
-- Gains and losses on debt extinguishment (non-recurring and non-cash charges or income);
-- Gains and losses on sales of assets (non-recurring or non-cash losses and cash gains related to the periodic disposal of assets no longer required for current activities);
-- Gains and losses on minority investments (infrequently occurring and principally non-cash gains and losses related to the disposal of investments in other companies and non-cash income or loss from these investments accounted for under the equity method);
-- Foreign exchange transaction losses (non-recurring and non-cash charges);
-- Tax charges arising from timing difference related to asset purchases
   (non-cash provision); and
-- Cumulative effect of a change in accounting principle (non-recurring and non-cash charges or income).

In calculating non-GAAP income (loss) from discontinued operations and non-GAAP net income (loss) from discontinued operations per share, we have also excluded gains on disposal of a product line and disposal of discontinued operations.

A reconciliation of this non-GAAP financial information to the corresponding GAAP information is set forth below:

                            Finisar Corporation
      Reconciliation of Results of Operations under GAAP and non-GAAP

                           Three Months                        Three Months
                               Ended         Nine Months Ended     Ended
                         -----------------  -------------------  ---------
                         January  February  January   February   November
                        31, 2010  1, 2009   31, 2010   1, 2009    1, 2009
                         -------  --------  --------  ---------  ---------
                                           (Unaudited)
                               (in thousands, except per share data)
Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations
Reconciliation of GAAP
 Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP    $51,695  $ 34,837  $120,890  $ 115,583  $  39,793
Gross margin, GAAP          31.0%     27.6%     27.4%      29.7%      27.3%
Adjustments:
Cost of revenues
    Change in excess and
     obsolete inventory
     reserve                 (24)     (957)    6,035      3,543        805
    Amortization of
     acquired technology   1,192     1,455     3,576      3,558      1,192
    Duplicate facility
     costs during
     facility move             -         -         -        287          -
    Stock compensation       909       776     3,228      2,437      1,288
    Purchase accounting
     adjustment for sale
     of acquired
     inventory                 -         -         -      1,402          -
    Reduction in force
     costs                    64       128       240        164         35
                         -------  --------  --------  ---------  ---------
        Total cost of
         revenue
         adjustments       2,141     1,402    13,079     11,391      3,320
Gross profit, non-GAAP    53,836    36,239   133,969    126,974     43,113
Gross margin, non-GAAP      32.2%     28.7%     30.4%      32.6%      29.6%

Reconciliation of GAAP
 operating income (loss)
 to non-GAAP operating
 income (loss):
Operating loss per GAAP    9,126   (49,673)   (1,623)  (231,953)    (1,963)
Operating margin, GAAP       5.5%    -39.4%     -0.4%     -59.5%      -1.3%
Adjustments:
Total cost of revenue
 adjustments               2,141     1,402    13,079     11,391      3,320
Research and development
    Reduction in force
     costs                    20       111        49        187          -
    Stock compensation     1,363     1,661     4,378      4,030      1,490
Sales and marketing
    Reduction in force
     costs                     -       118         -        118          -
    Stock compensation       463       455     1,472      1,222        431
General and
 administrative
    Reduction in force
     costs                    54       217       303        217        200
    Stock compensation       779       891     2,541      2,092        726
    Payroll taxes
     related to options
     investigation             -         -       200          -         17
    Costs related to
     options
     investigation             -        (1)        -        275          -
    IPO Laddering
     Settlement             (200)        -       127          -          -
Amortization of
 purchased intangibles       426       702     1,645      1,444        518
Acquired in-process R&D        -         -         -     10,500          -
Restructuring costs            -         -     4,173          -      4,173
Impairment of intangible
 assets                        -    46,534         -    225,302          -
                         -------  --------  --------  ---------  ---------
        Total cost of
         revenue and
         operating
         expense
         adjustments       5,046    52,090    27,967    256,778     10,875
Operating income,
 non-GAAP                 14,172     2,417    26,344     24,825      8,912
Operating margin,
 non-GAAP                    8.5%      1.9%      6.0%       6.4%       6.1%

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from continuing
 operations:
Income (loss) per GAAP
 from continuing
 operations before
 cumulative effect of
 change in accounting
 principle                 5,616   (49,295)  (36,917)  (235,488)   (31,417)
Total cost of revenue
 and operating expense
 adjustments               5,046    52,090    27,967    256,778     10,875
Amortization of discount
 on convertible debt           -         -         -      1,817          -
No cash imputed interest
 expenses on convertible
 debt                        383     1,255     2,674      3,725      1,056
Loss on repayment/purchase
 of convertible notes        (28)   (3,295)   25,039     (3,064)    25,067
Other income (expense),
 net
    Loss (gain) on sale
     of assets                10       104       285        497        254
    Loss (gain) on
     minority investments      -         -     1,625        797      2,000
    Other misc income          -         -        (2)      (558)         -
    Foreign exchange
     transaction
     loss/(gain)             441       756       106      2,485       (291)
Provision for income tax                           -          -
    Timing difference
     related to asset
     purchases                 -         -         -     (7,847)         -
                         -------  --------  --------  ---------  ---------
Total adjustments          5,852    50,910    57,694    254,630     38,961
                         -------  --------  --------  ---------  ---------
Income, non-GAAP, from
 continuing operations    11,468     1,615    20,777     19,142      7,544
                         -------  --------  --------  ---------  ---------

Reconciliation of GAAP
 income (loss) to
 non-GAAP income (loss)
 from discontinued
 operations:
Income (loss) per GAAP
 from discontinued
 operations                 (131)      (87)   36,881        903        (67)
Adjustments:
    Reduction in force
     costs                     -         8         6        127          -
    Stock compensation         -       349       704      1,180          -
    Amortization of
     acquired technology       -       250       170        896          -
    Amortization of
     purchased
     intangibles               -       139        77        417          -
    Gain (loss) on
     disposal of a
     product line              -         -    (1,250)       919          -
    Gain on disposal of
     discontinued
     operations              165         -   (35,888)         -          -
                         -------  --------  --------  ---------  ---------
Total adjustments            165       746   (36,181)     3,539          -
                         -------  --------  --------  ---------  ---------
Income (loss) from
 discontinued
 operations, non-GAAP         34       659       700      4,442        (67)
                         -------  --------  --------  ---------  ---------

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net loss per GAAP          5,485   (49,382)      (36)  (234,585)   (31,484)
Total adjustments from
 continuing operations     5,852    50,910    57,694    254,630     38,961
Total adjustments from
 discontinuing operations    165       746   (36,181)     3,539          -
Cumulative Effect
    Cumulative effect of
     change in accounting
     principle                 -         -         -          -          -
                         -------  --------  --------  ---------  ---------
Total adjustments          6,017    51,656    21,513    258,169     38,961
                         -------  --------  --------  ---------  ---------
Net income, non-GAAP     $11,502  $  2,274  $ 21,477  $  23,584  $   7,477
                         =======  ========  ========  =========  =========

Income per share from
 continuing operations -
 basic                   $  0.18  $   0.03  $   0.33  $    0.34  $    0.12
Income per share from
 continuing operations -
 diluted                 $  0.17  $   0.03  $   0.32  $    0.34  $    0.11

Income (loss) per share
 from discontinued
 operations - basic      $  0.00  $   0.01  $   0.01  $    0.08  $   (0.00)
Income (loss) per share
 from discontinued
 operations - diluted    $  0.00  $   0.01  $   0.01  $    0.08  $   (0.00)

Shares used in computing
 net income per share -
 basic                    65,113    59,350    63,131     56,039     64,198
Shares used in computing
 net income per share -
 diluted                  76,082    59,796    64,615     56,526     65,655

Continuing operations
Net income, non-GAAP     $11,468  $  1,615  $ 20,777  $  19,142  $   7,544

Depreciation expense       7,638     7,708    21,992     21,121      7,182
Amortization                 291       173       599        641        181
Interest expense           1,773     1,350     4,064      4,794      1,102
Income tax expense           421      (432)      618        418         38
                         -------  --------  --------  ---------  ---------
Non-GAAP EBITDA          $21,591  $ 10,414  $ 48,050  $  46,116  $  16,047
                         -------  --------  --------  ---------  ---------

Discontinued operations
Net income (loss),
 non-GAAP                     34       659       700      4,442        (67)
Depreciation expense           -       196       119        619          -
                         -------  --------  --------  ---------  ---------
Non-GAAP EBITDA          $    34  $    855  $    819  $   5,061  $     (67)
                         -------  --------  --------  ---------  ---------

                         -------  --------  --------  ---------  ---------
Total Non-GAAP EBITDA    $21,625  $ 11,269  $ 48,869  $  51,177  $  15,980
                         =======  ========  ========  =========  =========

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Victoria McDonald
Senior Manager, Corporate Communications
408-542-4261
investor.relations@Finisar.com